As filed with the Securities and Exchange Commission on January 9, 2008 File No.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LEARNING TREE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	95-3133814
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

1805 LIBRARY STREET RESTON, VIRGINIA	20190
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

1999 STOCK OPTION PLAN AND THE

AMENDED AND RESTATED LEARNING TREE INTERNATIONAL, INC.

1999 STOCK OPTION PLAN

(FULL TITLE OF THE PLAN)

NICHOLAS R. SCHACHT, PRESIDENT AND CHIEF EXECUTIVE OFFICER

1805 LIBRARY STREET

RESTON, VIRGINIA 20190

(NAME AND ADDRESS OF AGENT FOR SERVICE)

(703) 709-9119

(TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

IT IS REQUESTED THAT COPIES OF COMMUNICATIONS BE SENT TO:

THEODORE E. GUTH, ESQ.

MANATT, PHELPS & PHILLIPS, LLP

11355 WEST OLYMPIC BOULEVARD

LOS ANGELES, CALIFORNIA 90064

(310) 312-4000

EXPLANATORY NOTE— DEREGISTRATION OF SECURITIES

Learning Tree International, Inc. (“Learning Tree”) is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to deregister certain securities previously registered by Learning Tree under Registration Statement Nos. 333-32062 and 333-103372 (the “Prior Registration Statements”) filed with the Securities and Exchange Commission on Form S-8 on March 9, 2000 and February 21, 2003, respectively, with respect to the Learning Tree International, Inc. 1999 Stock Option Plan and the Amended and Restated Learning Tree International, Inc. 1999 Stock Option Plan, respectively (collectively, the “1999 Plan”).

On June 19, 2007, the stockholders of Learning Tree approved Learning Tree’s 2007 Equity Incentive Plan (the “2007 Plan”), which replaces the 1999 Plan. No future awards will be made under the 1999 Plan.

Learning Tree hereby withdraws from registration under the Prior Registration Statements, the 3,361,793 shares that have not been and will not be issued under the 1999 Plan. The Prior Registration Statements shall remain in effect for purposes of outstanding stock options granted under the 1999 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, Learning Tree certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Reston, Virginia, on January 9, 2008.

LEARNING TREE INTERNATIONAL, INC.

By:	/s/ NICHOLAS R. SCHACHT
Nicholas R. Schacht
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric R. Garen and Nicholas R. Schacht, jointly and severally, as attorneys-in-fact, each with power of substitution, for such person in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID C. COLLINS, Ph.D.	Vice Chairman of the Board of Directors	January 9, 2008
David C. Collins, Ph.D.

/s/ ERIC R. GAREN	Chairman of the Board of Directors	January 9, 2008
Eric R. Garen

/s/ NICHOLAS R. SCHACHT	President, Chief Executive Officer, and Director (Principal Executive Officer)	January 9, 2008
Nicholas R. Schacht

/s/ CHARLES R. WALDRON Charles R. Waldron	Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	January 9, 2008

/s/ W. MATHEW JUECHTER	Director	January 9, 2008
W. Mathew Juechter

/s/ HOWARD A. BAIN III	Director	January 9, 2008
Howard A. Bain III

/s/ CURTIS A. HESSLER	Director	January 9, 2008
Curtis A. Hessler

/s/ STEFAN C. RIESENFELD	Director	January 9, 2008
Stefan C. Riesenfeld

/s/ GEORGE T. ROBSON	Director	January 9, 2008
George T. Robson